EXHIBIT C

Lender - National Fuel Gas Company
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                                                       Interest  Maturity
Borrowing Subsidiary        Date Of Loan  Principal    Rate      Date
--------------------        ------------  ---------    --------  --------

Horizon Energy Development  5/26/98        80,000,000  6.39%     5/27/08
Seneca Resources            5/26/98       120,000,000  6.39%     5/27/08